    EXHIBIT 10.15  LEASE AGREEMENT WITH DUKE, DATED OCTOBER 2, 1996.







                                     OFFICE LEASE




                     Duke Realty Limited Partnership, as Landlord

                                         and

                          Software Artistry, Inc., as Tenant

                                  OFFICE LEASE INDEX


Article 1 - Lease of Premises
    Section 1.01 - Lease of Premises
    Section 1.02 - Basic Lease Provisions

Article 2 - Term and Possession
    Section 2.01 - Term
    Section 2.02 - Construction Obligations
    Section 2.03 - Tenant's Acceptance of the Leased Premises
    Section 2.04 - Surrender of the Premises
    Section 2.05 - Holding Over

Article 3 - Rent
    Section 3.01 - Base Rent
    Section 3.02 - Annual Rental Adjustment
         A. Definitions
              1. Annual Rental Adjustment
              2. Operating Expenses
              3. Building Expense Percentage
              4. Landlord's Share of Operating Expenses
              5. Tenant's Proportionate Share of Operating Expenses

         B.  Payment Obligation
              1. Payment of Estimated Annual Rental Adjustment
              2. Increases in Estimated Annual Rental Adjustment
              3. Adjustment to Actual Annual Rental Adjustment
              4. Tenant Verification

    Section 3.03 - Contribution for Certain Tenant Finish Improvements

    Section 3.04 - Late Charges

Article 4 - Intentionally Omitted

Article 5 - Occupancy and Use
    Section 5.01 - Occupancy
    Section 5.02 - Covenants of Tenant Regarding Use
    Section 5.03 - Landlord's Rights Regarding Use
    Section 5.04 - Access to and Inspection of the Leased Premises

Article 6 - Utilities and Other Building Services
    Section 6.01 - Services to be Provided
    Section 6.02 - Additional Services
    Section 6.03 - Interruption of Services

Article 7 - Repairs, Maintenance, Alterations, Improvements and Fixtures
    Section 7.01 - Repair and Maintenance of Building

    Section 7.02 - Repair and Maintenance of Leased Premises
    Section 7.03 - Alterations or Improvements
    Section 7.04 - Trade Fixtures

Article 8 - Fire or Other Casualty; Casualty Insurance
    Section 8.01 - Substantial Destruction of the Building or the Leased
                     Premises
    Section 8.02 - Partial Destruction of the Leased Premises
    Section 8.03 - Casualty Insurance
    Section 8.04 - Waiver of Subrogation

Article 9 - General Public Liability, Indemnification and Insurance
    Section 9.01 - Tenant's Responsibility
    Section 9.02 - Tenant's Insurance
    Section 9.03 - Landlord's Responsibility

Article 10 - Eminent Domain

Article 11 - Liens

Article 12 - Rental, Personal Property and Other Taxes

Article 13 - Assignment and Subletting

Article 14 - Transfers by Landlord
    Section 14.01 - Sale and Conveyance of the Building
    Section 14.02 - Subordination

Article 15 - Defaults and Remedies
    Section 15.01 - Defaults by Tenant
    Section 15.02 - Remedies of Landlord
    Section 15.03 - Default by Landlord and Remedies of Tenant
    Section 15.04 - Limitation of Landlord's Liability
    Section 15.05 - Non-Waiver of Defaults
    Section 15.06 - Attorneys' Fees

Article 16 - Intentionally Omitted

Article 17 - Notice and Place of Payment
    Section 17.01 - Notices
    Section 17.02 - Place of Payment

Article 18 - Miscellaneous General Provisions
    Section 18.01 - Condition of Premises
    Section 18.02 - Insolvency or Bankruptcy
    Section 18.03 - Common Areas
    Section 18.04 - Choice of Law
    Section 18.05 - Successors and Assigns
    Section 18.06 - Name
    Section 18.07 - Examination of Lease
    Section 18.08 - Time
    Section 18.09 - Defined Terms and Marginal Headings
    Section 18.10 - Prior Agreements
    Section 18.11 - Payment of and Indemnification for Leasing Commissions

    Section 18.12 - Severability of Invalid Provisions
    Section 18.13 - Definition of the Relationship between the Parties
    Section 18.14 - Estoppel Certificate
    Section 18.15 - Force Majeure

Article 19 - Tenant's Responsibility Regarding Environmental Laws and Hazardous
               Substances
    Section 19.01 - Definitions
    Section 19.02 - Compliance
    Section 19.03 - Restrictions on Tenant
    Section 19.04 - Notices, Affidavits, Etc.
    Section 19.05 - Landlord's Rights
    Section 19.06 - Tenant's Indemnification

Article 20 - Additional Provisions
    Section 20.01 - Financial Statements
    Section 20.02 - Representation and Indemnifications
    Section 20.03 - Tenant's Representations and Warranties
    Section 20.04 - Signage
    Section 20.05 - Option to Expand I
    Section 20.06 - Option to Expand II
    Section 20.07 - Satellite Dish
    Section 20.08 - Discretionary Allowance
    Section 20.09 - Contingency

Exhibits:
    A-1 - Legal Description
    A-2 - Leased Premises
    A-3 - Expansion Space I
    B-1 - Shell Plans and Specifications
    B-2 - Interior Plans and Specifications
    B-3 - Project Schedule
    C   - Rules and Regulations
    D   - Estoppel Certificate




                                     OFFICE LEASE

     THIS LEASE is made this ____ day of ______________, 1996, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and SOFTWARE ARTISTRY, INC., an Indiana corporation ("Tenant").

                                 W I T N E S S E T H:


ARTICLE 1 - LEASE OF PREMISES

SECTION 1.01. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space in the office building (the "Building") to be constructed in accordance with EXHIBIT B-1 attached hereto and located on a site consisting of approximately 13.5 acres (the "Land"), which is described in EXHIBIT A-1 attached hereto, in Marion County, Indiana, for the term hereinafter specified. The space in the Building hereby leased to Tenant is set forth in Item A of the Basic Lease Provisions and is outlined in red on EXHIBIT A-2 attached hereto (the "Leased Premises"). Elevators shall not be leased to Tenant and shall remain under Landlord's control.

SECTION 1.02.  BASIC LEASE PROVISIONS.

A.  *Building Address:  _______________________________, Indianapolis, Indiana,
    ________;  Floors: 1, 3 and 4;  Suite: ________;

B.  **Rentable Area:  approximately 80,000 square feet;

    Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building.
    The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building. The add-on factor to be used in the calculation of Rentable Area shall be approximately five percent (5%) and shall be finalized upon completion of final plans and specifications. Landlord's determination of Rentable Area made in good faith shall conclusively be deemed correct absent obvious error for all purposes hereunder, including without limitation the calculation of Tenant's Building Expense Percentage and Tenant's Minimum Annual Rent.

C.  **Building Expense Percentage:  80%;

D.  **Minimum Annual Rent:

         Year 1         $1,303,133.37
         Years 2-15          $1,421,600.04 (per year)
         Year 16             $  118,466.67 (one month)

E.  **Monthly Rental Installments:

         Month 1             $   0.00
         Months 2-181        $118,466.67
________________________________________________________________

*   (to be completed when address is established)
** (to be adjusted if necessary after construction of the Building and the Leased Premises is completed)

F.  Term:  Fifteen (15) years and one (1) month;

G.  Target Commencement Date:  January 1, 1998;

H.  Security Deposit:  N/A;

I. Brokers: Duke Realty Limited Partnership representing Landlord and Meridian Real Estate Services representing Tenant;

J.  Permitted Use:  General office purposes;

K.  Working Drawings Approval Date: ______________________ , 1996;

L.  Address for payments and notices as follows:

         Landlord:             Duke Realty Limited Partnership
                               8888 Keystone Crossing, Suite 1200
                               Indianapolis, IN  46240

         With Rental           Duke Realty Limited Partnership
         Payments to:          P.O. Box 66259
                               Indianapolis, IN  46266

         Tenant:
           Prior to
           Commencement Date:  Software Artistry, Inc.
                               9449 Priority Way West Drive
                               Indianapolis, IN  46240

           After Commencement
             Date:             Software Artistry, Inc.
                               ____________________________
                               ____________________________


                MEMORANDUM OF ACTUAL COMMENCEMENT AND EXPIRATION DATES

Commencement Date_________                Expiration Date__________________

ARTICLE 2 - TERM AND POSSESSION

SECTION 2.01. TERM. The term of this Lease shall be the period of time specified in Item F of the Basic Lease Provisions ("Original Term") and shall commence on (i) the Target Commencement Date as provided in Item G of the Basic Lease Provisions; or (ii) such earlier date as Tenant takes possession or commences use of the Leased Premises; or (iii) such later date upon Substantial Completion of the tenant finish improvements in accordance with EXHIBIT B-2, provided, however, that the Commencement Date shall not be extended as a result of any delays. The date of commencement as defined above, hereinafter called the "Commencement Date," and the "Expiration Date" shall be confirmed by Tenant as provided in Section 2.03. As used in this Lease, "Lease Term" shall include the Original Term and any renewal thereof.

SECTION 2.02.  CONSTRUCTION.

    A. SHELL WORK. The scope of the work for the shell improvements ("Shell Work") to be performed by Landlord shall be set forth in the preliminary plans and specifications and written descriptions thereto all of which shall be attached hereto as PRELIMINARY EXHIBIT "B-1". Landlord will prepare final plans and specifications which upon completion shall be substituted and attached hereto as EXHIBIT "B-1" ("Shell Plans and Specifications"). Landlord, at its sole cost and expense, shall construct in a good and workmanlike manner all of the improvements and supply all work, labor, materials and equipment necessary to complete the Shell Work in accordance with the Shell Plans and Specifications, which shall include, without limitation, the installation of landscaping, parking lots, driveways and all improvements as shown on the Shell Plans and Specifications for the benefit of the Leased Premises.

Notwithstanding anything contained herein to the contrary, Landlord hereby agrees that Tenant shall have the right to approve the preliminary plans and specifications for the Shell Work within five (5) business days after Tenant's receipt thereof, which approval shall not be unreasonably withheld. Tenant's failure to respond within five (5) business days after receipt of such preliminary plans and specifications shall be deemed to be an approval of the same. Landlord shall provide such preliminary plans and specifications to Tenant on or before September 25, 1996. In the event Landlord and Tenant cannot reasonably agree on such preliminary plans and specifications on or before September 30, 1996, either party shall have the right to terminate this Lease by providing written notice to the other party on or before September 30, 1996. Upon such termination, both parties shall be released from further liability under this Lease.

Landlord hereby further agrees that the Shell Plans and Specifications shall be materially consistent with the approved preliminary plans and specifications. In the event the Shell Plans and Specifications are not materially consistent with the approved preliminary plans and specifications, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice to Landlord. Upon such termination, both parties shall be released from further liability under this Lease.

    B. TENANT FINISH IMPROVEMENTS AND ALLOWANCES. Landlord agrees to perform and complete the work on the tenant finish improvements in the Leased Premises in accordance with Tenant's plans and specifications which shall be mutually agreed upon by both Landlord and Tenant and which, upon completion, shall be attached hereto as EXHIBIT B-2 ("Interior Plans and Specifications"). Both Landlord and Tenant shall be reasonable and work together in good faith to mutually agree upon the Interior Plans and Specifications. Landlord shall provide Tenant with a tenant finish improvement allowance in an amount not to exceed One Thousand Four Hundred Eighty Thousand Dollars ($1,480,000.00) ("Landlord's Allowance") which shall be applied solely toward the cost of constructing and completing the tenant finish improvements in the Leased Premises in accordance with the Interior Plans and Specifications. Any costs of construction in excess of Landlord's Allowance shall be Tenant's responsibility. Tenant may amortize up to Three Dollars and Fifty Cents ($3.50) per rentable square foot of the Leased Premises of such excess costs over the initial term of the Lease, which shall result in an increase in Minimum Annual Rent of Eleven Cents ($0.11) per rentable square foot for each One Dollar ($1.00) per rentable square foot of such excess costs amortized. Any such excess costs which are not amortized in accordance with the foregoing sentence shall be paid to Landlord by Tenant as additional rent within thirty (30) days of Tenant's receipt of an invoice therefor.

Tenant's architect shall prepare the Interior Plans and Specifications and all related documents and provide the same to Landlord, along with a copy on computer disk, in accordance with the Project Schedule described below. Landlord shall provide Tenant with an allowance not to exceed One Dollar and Twenty-five Cents ($1.25) per useable square foot of the Leased Premises to be used exclusively for Tenant's cost of preparing and reviewing the Interior Plans and Specifications (the "A & E Allowance"). Such allowance shall be paid within (30) days of Landlord's receipt of an invoice from Tenant's architect for such costs. Tenant shall be solely responsible for any and all fees and expenses associated with the Interior Plans and Specifications in excess of the A & E Allowance.

Landlord and Tenant hereby agree that all work on the initial and any subsequent tenant finish improvements in the Leased Premises and any expansion space shall be performed in a good and workmanlike manner by Duke Construction Services Limited Partnership as Landlord's general contractor ("Duke"). Duke will competitively bid all tenant finish improvements and manage the entire construction process.

    C. PROJECT SCHEDULE AND PERMITS. The Shell Plans and Specifications and the Interior Plans and Specifications shall be finalized and the Shell Work and tenant finish improvements shall be constructed by Landlord in accordance with the Project Schedule attached hereto as EXHIBIT "B-3". Landlord shall apply for and obtain, as expeditiously as possible, all permits, licenses and certificates necessary for the construction of the Shell Work and tenant finish improvements and for the occupancy of the Leased Premises by Tenant. Landlord agrees to use commercially reasonable efforts to Substantially Complete the Shell Work and the tenant finish improvements in the Leased Premises on or before January 1, 1998, subject to force majeure and Tenant Caused Delay delays.

    In the event Landlord fails to Substantially Complete the Shell Work and the tenant finish improvements in the Leased Premises on or before January
1, 1998, subject to force majeure and Tenant Caused Delays, Minimum Annual Rent and the Annual Rental Adjustment shall abate one (1) day for each day of delay in Substantial Completion after January 1, 1998 (as the same may be extended by force majeure or Tenant Caused Delays) and the Commencement Date shall be postponed for the period of such delay to the extent the delay is caused by force majeure.

    In the event Landlord fails to substantially complete the Shell Work and the tenant finish improvements in the Leased Premises on or before February 1, 1998, subject to force majeure and Tenant Caused Delays, Minimum Annual Rent and the Annual Rental Adjustment shall abate two (2) days for each day of delay in Substantial Completion after February 1, 1998 (as the same may be extended by force majeure or Tenant Caused Delays) and the Commencement Date shall be postponed for the period of such delay to the extent the delay is caused by force majeure.

    In the event Landlord fails to Substantially Complete the Shell Work and the tenant finish improvements in the Leased Premises on or before June 30, 1998, for any reason except for Tenant Caused Delays, Tenant shall have the right to terminate this Lease by providing written notice to Landlord prior to the date of Substantial Completion. Upon such termination, both parties shall be released from further liability under this Lease.

    D. NOTICE AND FIXTURING. Landlord shall give Tenant written notice of the anticipated date of Substantial Completion of the tenant finish improvements in the Leased Premises. Landlord hereby agrees to allow Tenant the right and privilege of going into the Leased Premises at least thirty
(30) days prior to the Commencement Date, in compliance with the terms of
Section 7.03 and in accordance with the following terms and conditions, to install telephone and computer wiring and cabling and to complete interior decoration work including the installation of office furniture. Tenant shall provide Landlord with its proposed relocation schedule and sequencing, showing all areas to be fixtured prior to the Commencement Date, on or before tenant improvement construction which begins on September 1, 1997. In addition, prior to Tenant's entry into the Leased Premises as set forth above, Tenant shall arrange its schedule with Landlord so as not to interfere with or delay other work of Landlord in the Leased Premises. Tenant shall be responsible for removing offsite, on a daily basis, all packaging and waste material related to Tenant's fixturing so as not to interfere with Landlord's work in the Leased Premises. Landlord shall have no liability whatsoever for any loss or damage to any of Tenant's fixtures, equipment or any other items brought into the Leased Premises prior to the Commencement Date.

    E. SUBSTANTIAL COMPLETION. Substantial Completion shall be defined as and The Leased Premises shall be deemed "Substantially Completed" upon the occurrence of all of the following: (i) construction by Landlord of the Leased Premises in accordance with the plans and specifications listed on EXHIBIT B-1 (Shell Plans and Specifications) and B-2 (Interior Plans and Specifications) attached hereto, and delivery to Tenant by Lessor's architect of a certificate to that effect; (ii) the utility services contemplated by such plans and specifications, including, if applicable, storm and sanitary sewer, water, gas and electricity, have been fully installed and are operational for use by Tenant; (iii) all proposed means of ingress and egress, parking and loading areas are available for use by Tenant; (iv) Landlord has given Tenant no less then twenty (20) days prior written notice; and (v) the remaining work to be done to render the Leased Premises fully completed shall consist solely of minor details of construction, mechanical adjustments or decoration, which will not interfere with Tenant's use and enjoyment of the Leased Premises. Tenant's taking total or partial occupancy of the Leased Premises, or Landlord's Substantially Completing the Leased Premises, shall not relieve Landlord of its obligation to proceed diligently to fully complete the Leased Premises and to complete all punch-list items which shall be accomplished within sixty (60) days after the date of Substantial Completion, provided, however, that Landlord shall not be in default hereunder if Landlord commences correction of any such defects within said sixty (60) day period and thereafter diligently pursues the same to completion.

    F. TENANT CAUSED DELAYS. Tenant Caused Delays shall mean any material delay caused by or resulting from the following or any combination of the following: (1) failure of Tenant to comply with the Project Schedule; (2) any change orders requested by Tenant; (3) failure of Tenant to timely or properly arrange its furnishings or be present for any scheduled walk-through of the Leased Premises in order to obtain the architect's certificate of Substantial Completion once the Leased Premises are otherwise substantially complete; (4) failure of Tenant to cooperate with Landlord and respond promptly to any reasonable request of Landlord; or (5) Tenant's fixturing of the Leased Premises prior to the Commencement Date.

SECTION 2.03. TENANT'S ACCEPTANCE OF THE LEASED PREMISES. Upon delivery of possession of the Leased Premises to Tenant as hereinbefore provided, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises, including the tenant finish improvements constructed thereon, and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any patent defects as to which Tenant shall give written notice to Landlord within sixty (60) days after such delivery, and except for any latent defects as to which Tenant shall give written notice to Landlord within one hundred eighty (180) days after such delivery. Landlord shall promptly thereafter correct all such defects. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises in the manner described in this Section 2.03, even though the letter of understanding provided for herein may not have been executed by Tenant.

SECTION 2.04. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Leased Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7), and shall, upon Landlord's request, remove all computer and other equipment, signs, satellite dishes, electronic presentation equipment, flooring, wiring and cabling in the Leased Premises, at its sole cost and expense. Any property remaining in the Leased Premises after the expiration or termination of this Lease shall be deemed abandoned and Landlord shall have the right to remove and dispose of such property at Tenant's sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing prior to the installation of the items so removed.

SECTION 2.05. HOLDING OVER. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at One Hundred Fifty Percent (150%) of the then prevailing market rate (as determined by Landlord in its sole and absolute discretion) for the Leased Premises in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate. The foregoing provisions of this Section 2.05 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

ARTICLE 3 - RENT

SECTION 3.01. BASE RENT. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in Item D of the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments as specified in Item E of the Basic Lease Provisions, in advance, without deduction or offset, on or before the first day of each and every calendar month during the Lease Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Monthly Rental Installment for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

SECTION 3.02.  ANNUAL RENTAL ADJUSTMENT.

A.  DEFINITIONS.  For purposes of this Section 3.02, the following definitions shall apply:

    1. "ANNUAL RENTAL ADJUSTMENT" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Real Estate Taxes for a particular calendar year.

    2. "OPERATING EXPENSES" - shall mean the amount of all of Landlord's direct costs and expenses paid or incurred in operating and maintaining the Building (including the Common Areas as defined in Section 18.03 and the land described in EXHIBIT A-1) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been ninety-five percent (95%) occupied (provided, however, that in no event shall Landlord collect more for Building Operating Expenses than it actually expends), including by way of illustration and not limitation: insurance premiums, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; commercially reasonable management fees; wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements that produce a reduction in operating costs together with interest at the rate of twelve percent (12%) per annum on the unamortized balance thereof; maintenance and repair costs, and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, of any capital improvements made to the Building by Landlord after the date of this Lease which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.

    3. "REAL ESTATE TAXES" - shall mean any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license or permit fee, commercial rental tax, improvement bond or bonds, levy or tax (other than federal or state inheritance, personal income or estate taxes) imposed upon the Building and/or the Land by any authority having the direct or indirect power to tax, including any city, state or federal government or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, including costs and expenses of contesting the validity or amount of any such taxes.

         Tenant acknowledges and agrees that it is responsible for, and assumes and accepts the risk of, obtaining and maintaining tax abatement deductions for the Leased Premises, including the payment of any and all application and other fees associated therewith. Tenant shall prepare and file any required applications, forms, resolutions, agreements or other materials, whether for or on behalf of Tenant or Landlord. To permit Tenant to take the actions necessary to obtain and maintain property tax abatement deductions on the Leased
         Premises, Landlord shall (i) upon reasonable notice from Tenant, execute such tax abatement applications, forms, resolutions, agreements, and other materials; (ii) upon reasonable notice from Tenant, provide Tenant with information in its possession with respect to the Leased Premises necessary to prepare such applications, forms, resolutions, agreements, and other materials; (iii) upon reasonable notice from Tenant, authorize Tenant to appear on behalf of Landlord at any public hearing related to obtaining or maintaining property tax abatement on the Leased Premises; and (iv) shall forward to Tenant promptly upon receipt any notice of assessment or change in assessment relating to the Leased

         Premises. Tenant further understands that it is responsible for any and all real property taxes due or accruing during the Lease Term with regard to the Leased Premises and agrees to indemnify and hold harmless Landlord from and against any and all losses, claims or damages with regard to such taxes, except for any losses, claims or damages resulting from Landlord's failure to comply with its obligations under this Section or under any agreement between Landlord and Tenant and the City of Indianapolis, Indiana with respect to tax abatement.

    4. "BUILDING EXPENSE PERCENTAGE" - shall mean the percentage specified in Item C of the Basic Lease Provisions. This percentage was determined by dividing the rentable area in the Leased Premises by the total rentable area in the Building. Rentable area excludes the elevators and elevator shafts, which are reserved to Landlord.

    5. "LANDLORD'S SHARE OF OPERATING EXPENSES" - shall be an amount equal to the product of Tenant's Building Expense Percentage as provided in Item C of the Basic Lease Provisions multiplied by the Building Operating Expenses for the twelve (12) month period following the Commencement Date (excluding all Real Estate Taxes).

    6. "TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES" - shall be an amount equal to the remainder of (i) the product of Tenant's Building Expense Percentage as provided in Item C of the Basic Lease Provisions times the Building Operating Expenses less (ii) Landlord's Share of Operating Expenses, provided that such amount shall not be less than zero.

    7. "TENANT'S PROPORTIONATE SHARE OF REAL ESTATE TAXES" - shall be an amount equal to the product of Tenant's Building Expense Percentage as provided in Item C of the Basic Lease Provisions times the Building Real Estate Taxes.

B. PAYMENT OBLIGATION. In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Leased Premises, commencing with the thirteenth (13th) month of the Lease Term and continuing thereafter, the Annual Rental Adjustment for each such calendar year or portion thereof.

    1. PAYMENT OF ESTIMATED ANNUAL RENTAL ADJUSTMENT - The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. In the case of the calendar year in which the Lease Term commences, written notice of the estimated Operating Expenses and Real Estate Taxes shall be given Tenant prior to the Commencement Date. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

    2. INCREASES IN ESTIMATED ANNUAL RENTAL ADJUSTMENT - If Real Estate Taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

    3. ADJUSTMENT TO ACTUAL ANNUAL RENTAL ADJUSTMENT - Within ninety (90) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the Annual Rental Adjustment for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. In the event there is a credit due to Tenant, or a payment due to Landlord from Tenant, for the last year of the Lease Term, both parties hereby agree to pay such amount to the other party within thirty (30) days of delivery of Landlord's statement.

    4. TENANT VERIFICATION - Tenant shall have the right to inspect Landlord's books and records which contain the Operating Expense and Real Estate Tax information for the Building, if written notice of such request is given to Landlord not later than ninety (90) days following receipt of Landlord's statement of the actual Annual Rental Adjustment by Tenant. If the parties are unable to resolve any disagreement by negotiation within thirty (30) days following Tenant's notice to Landlord, Tenant may, at Tenant's sole cost and expense, cause a qualified independent certified public accountant designated by Tenant to audit Landlord's records with respect to the Operating Expenses, which audit shall be completed within sixty (60) days after Tenant's notice to Landlord. Such audit shall include but not be limited to costs and expenses relating to real estate taxes, insurance premiums and Building expenses. In the event the first audit within each five (5) year period of the Lease Term discloses (i) errors made during the prior calendar year which, when totaled, clearly indicate that the sum overcharged to and paid by Tenant, exceeds five percent (5%) of the Annual Rental Adjustment amount plus Landlord's Share of Operating Expenses
         (the "Total Fees"), the audit shall be at the expense of Landlord, not to exceed Five Thousand Dollars ($5,000.00), or (ii) no errors or an error which equals or is less than five percent (5%) of the Total Fees, the audit shall be at the expense of Tenant.

         For each subsequent audit during each five (5) year period, where the audit discloses errors exceeding five percent (5%) of the Total Fees, Landlord shall pay for such audit and, if the audit discloses errors equal to or less than five percent (5%) of the Total Fees, Tenant shall pay the costs of the audit. If Landlord spends more than eight (8) hours to accommodate Tenant's right to audit hereunder, Tenant shall also pay to Landlord as additional rent One Hundred Dollars ($100.00) per hour for each hour that Tenant's audit takes of Landlord's property manager's or asset manager's time, provided such audit discloses no error or an error which equals or is less than five percent (5%) of the Total Fees. The results of the audit (regardless of the degree of the error, if any) shall be binding upon Landlord and Tenant and Landlord shall thereafter, if appropriate, change its method of calculating the Operating Expenses consistent with the results of the audit.

         If no such notice requesting to inspect Landlord's books and records is received by Landlord within ninety (90) days following receipt by Tenant of Landlord's statement of the actual Annual Rental Adjustment, or if Tenant shall not elect to cause an audit by written notice to Landlord within thirty (30) days following Tenant's initial notice to Landlord, then Landlord's statement shall be conclusively deemed to have been approved and accepted by Tenant. Pending resolution of any dispute with respect to statements of Tenant's Annual Rental Adjustment, Tenant shall pay its Annual Rental Adjustment as shown on such statement, and upon final determination of the amount of Tenant's Annual Rental Adjustment, Landlord shall promptly refund any overpayment to Tenant or Tenant shall promptly pay any amount due to Landlord, as applicable.

    5. LIMIT ON INCREASE IN ANNUAL RENTAL ADJUSTMENT. For purposes of this subpart, "Capped Operating Expenses" shall mean all Operating Expenses except real estate taxes and assessments (including all costs and expenses of contesting the validity or amount thereof), fees and charges imposed by any governmental entity, insurance premiums, utility charges, snow removal charges, janitorial expenses, and costs imposed by covenants or easements. The portion of the Annual Rental Adjustment relating to the Capped Operating Expenses shall be called the "Capped Portion." Notwithstanding the provisions of this section, beginning with the calendar year following the first full calendar year for which Tenant is obligated to pay an Annual Rental Adjustment, Tenant shall not be obligated to pay that portion of the Capped Portion which exceeds 107% of the greater of (i) the amount of the Capped Portion for the immediately preceding calendar year, or (ii) the amount the Capped Portion for the immediately preceding calendar year would have been had the Capped Portion increased at the rate of 7% per annum in all previous years.

SECTION 3.03. CONTRIBUTION FOR CERTAIN TENANT FINISH IMPROVEMENTS. Tenant shall be responsible for the cost of Tenant's tenant finish improvements in excess of Landlord's Allowance as set forth in SECTION 2.02.

SECTION 3.04.  LATE CHARGES.  In the event Tenant fails to pay within thirty
(30) days after the same is due and payable any installment of Minimum Annual Rent or any other sum or charge required to be paid by Tenant to Landlord under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of five percent (5%) above the Prime Rate per annum or the highest rate permitted under applicable law, whichever is less, until paid.

ARTICLE 4 - SECURITY DEPOSIT
Intentionally Omitted.

ARTICLE 5 - OCCUPANCY AND USE

SECTION 5.01. OCCUPANCY. Tenant shall use and occupy the Leased Premises for the purposes set forth in Item J of the Basic Lease Provisions and shall not use the Leased Premises for any other purpose whatsoever.

SECTION 5.02. COVENANTS OF TENANT REGARDING USE. In connection with its use of the Leased Premises, Tenant agrees to do the following:

A. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner,
    (ii) comply with the Covenants and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with and obey all reasonable directions of the Landlord, including the Building Rules and Regulations attached hereto as EXHIBIT C and as may be modified from time to time by Landlord on reasonable notice to Tenant, provided, however, that if such Rules and Regulations are inconsistent with any provision of this Lease, the terms of this Lease shall prevail, and (iv) shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance.

B. Tenant shall not overload the floors of the Leased Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Leased Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

C. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

D. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except as provided in Section 20.04 hereof, and except for such tenant identification information as

    Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Leased Premises.

SECTION 5.03. LANDLORD'S RIGHTS REGARDING USE. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A. Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper.

B. Landlord shall reasonably approve or disapprove, prior to installation, all types of drapes, shades and other window coverings used in the Leased Premises, and may control all internal lighting that may be visible from outside the Leased Premises.

C. Landlord shall reasonably approve or disapprove all sign painting and lettering, used on the Leased Premises and the Building, including the suppliers thereof.

D. Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the use permitted in Item J of the Basic Lease Provisions. Notwithstanding anything contained herein to the contrary, Landlord hereby agrees not to lease any space in the Building to another tenant whose primary business is the development or sale of computer software without Tenant's prior written approval. In addition, Landlord hereby agrees not to lease any space in the Building to a governmental agency, telemarketing company, or other tenant whose business generates substantially more walk-in traffic than other general office tenants in similar office buildings, without Tenant's prior written approval which shall not be unreasonably withheld. Landlord hereby agrees to give Tenant prior written notice of any tenant to which Landlord intends to lease space in the Building and Tenant shall have five (5) business days after receipt of such notice to deliver to Landlord a written objection to such tenant in accordance with the foregoing provisions. If tenant does not respond within such five (5) business day period, Tenant shall have waived the right to object to the lease of space in the Building to such tenant.

E. Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation, requiring all persons entering or leaving the Building to identify themselves and their business in the Building to a security guard; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs or after regular business hours.

SECTION 5.04.  ACCESS TO AND INSPECTION OF THE LEASED PREMISES.
Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times and with reasonable notice, except in the event of an emergency, in which case no notice shall be required, for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. In the event Landlord exercises its right hereunder to enter any secured areas of the Leased Premises, Landlord shall be accompanied by a representative of Tenant, which representative shall be made reasonably available to Landlord; provided, however, that no Tenant representative shall be required in the event of an emergency. If representatives of Tenant shall not be present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. In the event Landlord exercises its right to enter the Leased Premises as provided above, Landlord hereby agrees to use commercially reasonable efforts to minimize any interference with Tenant's business operations.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

SECTION 6.01. SERVICES TO BE PROVIDED. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use, consistent with other Class "A" office buildings in the Indianapolis office market, or as may be required by law or directed by governmental authority:

A. Heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays;

B. Subject to interruptions beyond Landlord's control, electrical current not to exceed seven (7) watts per square foot. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation;

C.  Water in the Common Areas for lavatory and drinking purposes;

D.  Two (2) passenger elevators and one (1) service elevator;

E. Cleaning and janitorial service, including trash removal for the Leased Premises and the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

F.  Washing of windows at intervals reasonably established by Landlord;

G. Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

H. Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow;

I.  Repair and maintenance to the extent specified elsewhere in this Lease; and

J. Adequate parking consisting of a minimum of 3.75 spaces per 1,000 rentable square feet of the Leased Premises (the "Parking Ratio") available for Tenant's use.

SECTION 6.02. ADDITIONAL SERVICES. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other additional rent is due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office purposes by tenants in office buildings comparable to the Building (such as personal computers and word processors) without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.02.

SECTION 6.03. INTERRUPTION OF SERVICES. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to promptly restore utility service in the event of an interruption thereof. If the Leased Premises are rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) for more than five (5) consecutive business days after notice from Tenant to Landlord that such service has been interrupted, and provided that such restoration of service is within Landlord's reasonable control, Minimum Annual Rent shall abate on a per diem basis for each day after such five (5) day period during which the Leased Premises remain untenantable. In the event the Leased Premises are rendered untenantable for more than thirty (30) consecutive days after notice from Tenant to Landlord, and provided that such restoration of service is within Landlord's reasonable control, Tenant shall have the right to terminate this Lease. In the event the Leased Premises are rendered untenantable for more than thirty (30) consecutive days after notice from Tenant to Landlord, whether or not the restoration of service is within Landlord's reasonable control, Minimum Annual Rent shall abate on a per diem basis for each day after such thirty (30) day period during which the Leased Premises remain untenantable. In the event the Leased Premises are rendered untenantable for more than sixty (60) consecutive days after notice from Tenant to Landlord, whether or not the restoration of service is within Landlord's reasonable control, Tenant shall have the right to terminate this Lease. Upon any such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

ARTICLE 7 - REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS
AND FIXTURES

SECTION 7.01. REPAIR AND MAINTENANCE OF BUILDING. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall (i) maintain in good working order all mechanical and electrical systems in the Building throughout the Lease Term; and (ii) make all necessary repairs to the exterior walls, roof and foundation, exterior doors, windows, corridors and other common areas of the Building and the parking lot and driveways associated with the Building, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

SECTION 7.02. REPAIR AND MAINTENANCE OF LEASED PREMISES. Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease or damage caused by Landlord or its employees or agents, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent, or as a part of Operating Expenses.

SECTION 7.03. ALTERATIONS OR IMPROVEMENTS. Tenant shall not make or permit alterations of or upon any part of the Leased Premises or additions to the Leased Premises without first obtaining the written consent of Landlord. Tenant shall at its sole expense and cost, ensure that all permitted alterations and additions which are made or necessitated thereby (whether inside or outside the Leased Premises) shall be made in accordance with all applicable laws, rules, codes, ordinances and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the Leased Premises or Building, and Tenant shall comply with such requirements as Landlord considers necessary or desirable. Landlord's consent to any such alterations or additions shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency, or compliance with laws, rules, codes, ordinances, or regulations of such alterations or additions or the plans, specifications or working drawings therefor. Tenant shall promptly pay all costs attributable to such alterations and additions and shall promptly repair any damage to the Leased Premises, Building or Common Areas caused by or resulting from such alterations and additions. Any such alterations and additions shall remain for the benefit of Landlord, provided, however, that Landlord may elect upon fifteen (15) days prior written notice to Tenant to require that Tenant, at its expense, remove at the expiration or earlier termination of this Lease all or a portion of the alterations or additions made by Tenant and repair any damage caused by such removal. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, and in compliance with all other provisions of this Section and the Lease, to make any non-structural alteration to the Leased Premises, the aggregate cost of which does not exceed Twenty-five Thousand Dollars ($25,000.00) for any such alteration project, provided, however, that Tenant may not exercise this right more than three (3) times during any Lease year and further provided that Tenant shall give Landlord prior written notice of any such alteration, along with copies of all plans and specifications relating thereto. Non-structural alteration shall be defined as any aesthetic alteration which does not affect the structure or systems of the Building or the Leased Premises, such as carpet, paint or wall covering.

Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation of any alteration by Tenant under this Section. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. In the event any lien is filed against the Leased Premises, or any part thereof, for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty-five (35) days after filing by bonding or as provided or required by law or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such lien.

SECTION 7.04. TRADE FIXTURES. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Leased Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition.

ARTICLE 8 - FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

SECTION 8.01. SUBSTANTIAL DESTRUCTION OF THE BUILDING OR THE LEASED PREMISES. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein, means destruction or material damage to at least 50% of the Building or the Leased Premises) by fire or other casualty, then Landlord or Tenant may, at its option, terminate this Lease by giving written notice of such termination to the other party within thirty (30) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with EXHIBIT B-2, including any excess tenant finish improvements paid for and installed by Landlord at the time of the original build-out of the Leased Premises; and further provided that if Tenant has made any additional improvements pursuant to
Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until Substantial Completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term.

In the event neither Landlord nor Tenant exercises its right to terminate hereunder, Landlord shall use due diligence in completing such reconstruction. If Landlord fails to substantially complete such reconstruction within one hundred eighty (180) days from the date of casualty, Tenant shall have the option to terminate this Lease by delivering to Landlord ten (10) days prior written notice thereof. Upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

SECTION 8.02. PARTIAL DESTRUCTION OF THE LEASED PREMISES. If the Leased Premises should be damaged by fire or other casualty insured or required to be insured under the fire and extended coverage insurance provided by Landlord in accordance with Section 8.03 hereof, but not substantially destroyed or damaged to the extent provided in Section 8.01, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with EXHIBIT B-2, including any excess tenant finish improvements paid for and installed by Landlord at the time of the original build-out of the Leased Premises; and further provided that if Tenant has made any additional improvements pursuant to Section 7.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. Notwithstanding the foregoing, in the event any mortgagee has superior rights to any insurance proceeds payable upon the occurrence of any such casualty and such mortgagee does not make such proceeds available to Landlord for the reconstruction, Landlord shall not be obligated to reconstruct the Leased Premises as provided hereunder and either party shall have the right to terminate this Lease upon ten (10) days prior written notice to the other party. Upon such termination, both parties shall be released from all liability hereunder, except for any right or obligation arising prior to the date of such termination or which survives termination hereof.
Landlord shall notify Tenant in writing within thirty (30) days of the date of casualty whether or not Landlord intends to reconstruct the Leased Premises based upon the availability of such insurance proceeds. Landlord further agrees that in the event Landlord enters into a mortgage secured by the Building, Landlord shall use commercially reasonable efforts in negotiating any such mortgage documents to eliminate or limit mortgagee's right to restrict the use of insurance proceeds for reconstructing the Leased Premises in event of casualty as provided hereunder.

In the event of such casualty, if the damage is expected to prevent Tenant from carrying on its business in the Leased Premises to an extent exceeding 30% of its normal business activity, rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until Substantial Completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Term. Landlord shall use due diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon both parties shall be released from all further obligations and liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

SECTION 8.03. CASUALTY INSURANCE. Landlord shall at all times during the Lease Term carry a policy of insurance which insures the Building, including the Leased Premises, for full replacement value, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by Tenant on the Leased Premises or any additional improvements which Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees. If any alterations or improvements made by Tenant pursuant to Section 7.03 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

SECTION 8.04. WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Leased Premises, the Building or personal property within the Building by reason of fire or other casualty or any other risk which is or which is required to be insured against under this Lease, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that all insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 8.04 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.04 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 8.04.

ARTICLE 9 - GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

SECTION 9.01. TENANT'S RESPONSIBILITY. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, release Landlord from, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Section
8.03 and except for that caused directly by the sole negligence of Landlord and its employees, agents, customers and invitees. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.03 so long as such loss is insured or required to be insured hereunder.

SECTION 9.02. TENANT'S INSURANCE. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:

A.  Worker's Compensation -- minimum statutory amount.

B.  Commercial General             - Not less than $1,000,000
    Liability Insurance,               Combined Single Limit
    including Blanket, Con-            for both bodily injury
    tractual Liability,                and property damage.
    Broad Form Property
    Damage, Personal Injury,
    Completed Operations,
    Products Liability,
    Fire Damage.

C. Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

Such insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord.
Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage within thirty (30) days after a request to do so. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance, Landlord shall have the right, but not the obligation, to obtain such insurance and collect the cost thereof from Tenant as additional rent.

SECTION 9.03. LANDLORD'S RESPONSIBILITY. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, release Tenant from, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.03) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

ARTICLE 10 - EMINENT DOMAIN

If the whole or any part of the Leased Premises or Building, including parking areas, shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Leased Premises by giving written notice of such termination to the other party. If a part of the Leased Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable to the extent the condemnation award proceeds received by Landlord are sufficient therefor; and the rent shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

ARTICLE 11 - LIENS

If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record or bonded within thirty-five
(35) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If Tenant fails to discharge or bond over any such lien, Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of twelve percent (12%) per annum until paid.

ARTICLE 12 - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined.

If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; and any attempted assignment or subletting without such consent shall be invalid. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant.

Landlord may, in its reasonable discretion, refuse to give its consent to any proposed assignment or subletting for any reason, including, but not limited to Landlord's determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the financial condition, creditworthiness or business reputation of the proposed assignee or subtenant, or (ii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subtenant. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease by giving Tenant thirty
(30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder.

All reasonable costs incurred by Landlord in connection with any request for consent to a proposed assignment or sublease, including costs of investigation and attorneys' fees, shall be paid by Tenant upon demand as a further condition of any consent which may be given.

ARTICLE 14 - TRANSFERS BY LANDLORD

SECTION 14.01. SALE AND CONVEYANCE OF THE BUILDING. Landlord shall have the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.04, except with respect to claims arising prior to the date of such conveyance.

SECTION 14.02. SUBORDINATION. Tenant's rights under this Lease are and shall always be subordinate to the operation and effect of any mortgage, deed of trust, ground lease or master lease now or hereafter placed upon or governing the Building or the tract of land described in EXHIBIT A-1 hereto or any part or parts thereof by Landlord. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Tenant shall execute such further assurance as may be required. Any mortgagee, ground lessor or trustee under any such mortgage, deed of trust, ground lease or master lease may elect that this Lease shall have priority over its mortgage, deed of trust, ground lease or master lease; and upon notification to Tenant of such election by such mortgagee, ground lessor or trustee, this Lease shall be deemed to have priority over said mortgage, deed of trust, ground lease or master lease whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust, ground lease or master lease. Notwithstanding the foregoing, no default by Landlord under any such mortgage, deed of trust, ground lease or master lease shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant hereby attorns to any successor to Landlord's interest in this Lease and shall recognize such successor as Landlord hereunder. Tenant agrees to execute, within ten (10) days after Landlord's request, all instruments as may be reasonably required by such successor to confirm such attornment.

ARTICLE 15 - DEFAULTS AND REMEDIES

SECTION 15.01. DEFAULTS BY TENANT. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

A. Tenant shall fail to pay any Monthly Rental Installment of Minimum Annual Rent or the Annual Rental Adjustment within ten (10) days after the same shall be due and payable, or any other amounts due Landlord from Tenant as additional rent or otherwise including any amounts owed by Tenant for tenant finish improvements within thirty (30) days after the same shall be due and payable.

    In the event of a default under subparagraph (A) above, Landlord shall provide Tenant with written notice of such default two (2) times during each successive twelve (12) month period of the Lease Term and Tenant shall have an additional five (5) days to cure such default before Landlord shall declare a default or exercise its remedies herein.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time.

C. A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Leased Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

D. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

SECTION 15.02. REMEDIES OF LANDLORD. Upon the occurrence of any event of default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

A. Landlord may re-enter the Leased Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

B.  1.   Landlord may terminate this Lease as of the date of such default, in which event (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Leased Premises, and Tenant shall immediately thereafter surrender the Leased Premises to Landlord; (ii) Landlord may re-enter the Leased Premises and dispossess Tenant or any other occupants of the Leased
         Premises by any means permitted by law, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and
         (iii) notwithstanding the termination of this Lease, Landlord shall be entitled to recover from Tenant the value at the time of such termination of the amount of rent and other charges equivalent to rent reserved in this Lease for the remainder of the Lease Term, less the net amount of such rent and other charges for the remainder of the Lease Term which Tenant proves could reasonably be recovered by Landlord from reletting the Leased Premises under then-current and reasonably anticipated market conditions, together with all loss or damage which Landlord may sustain by reason of such termination, it being expressly understood and agreed that the liabilities and remedies specified in this subsection B 1 of Section 15.02 shall survive the termination of this Lease; or

    2. Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part of the Leased Premises for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's reasonable costs and expenses for preparing the Leased
         Premises for re-letting, including without limitation, all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting.

C. Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

SECTION 15.03. DEFAULT BY LANDLORD AND REMEDIES OF TENANT. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder, except as otherwise provided in this Lease.

SECTION 15.04. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 15.03 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building including rents and net proceeds of any sale of the Building (subject to prior rights of any mortgagee) for the collection of such judgment;

and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations accruing after the date of transfer.

SECTION 15.05. NON-WAIVER OF DEFAULTS. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

SECTION 15.06. ATTORNEYS' FEES. In the event either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party employs attorneys (including any in-house attorneys) to enforce all or any part of this Lease, including in the case of Landlord to collect any rent due or to become due or to recover possession of the Leased Premises, the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby whether or not suit is actually filed.

ARTICLE 16 - LANDLORD'S RIGHT TO RELOCATE TENANT
Intentionally Omitted.

ARTICLE 17 - NOTICE AND PLACE OF PAYMENT

SECTION 17.01. NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by a recognized overnight delivery service obtaining a confirmation of delivery, or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item L of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item L of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

SECTION 17.02. PLACE OF PAYMENT. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in Item L of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18 - MISCELLANEOUS GENERAL PROVISIONS

SECTION 18.01. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

SECTION 18.02. INSOLVENCY OR BANKRUPTCY. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

SECTION 18.03. COMMON AREAS. The term "Common Areas," as used in this Lease, refers to the areas of the Building and the land described in EXHIBIT A-1 which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.02 and EXHIBIT C of this Lease.

SECTION 18.04. CHOICE OF LAW. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana.

SECTION 18.05. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 18.06. NAME. Tenant shall not, without the written consent of Landlord, use the name of the Building or the development for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such names.

SECTION 18.07. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

SECTION 18.08. TIME. Time is of the essence of this Lease and each and all of its provisions.

SECTION 18.09. DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

SECTION 18.10. PRIOR AGREEMENTS. This Lease and the exhibits attached hereto and the letter of understanding executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

SECTION 18.11. PAYMENT OF AND INDEMNIFICATION FOR LEASING COMMISSIONS. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those named in Item I of the Basic Lease Provisions; that Landlord is obligated to pay to it or them or for their benefit a leasing commission under its Leasing Agreement with Duke Realty Limited Partnership; and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto. Landlord will not pay a broker commission to any broker representing Tenant for any extensions of the Lease Term and/or expansions of the Leased Premises outside the original term of the Lease.

    Landlord hereby agrees to pay a brokerage fee in the amount of Two Hundred Thirty Thousand Dollars ($230,000.00) to Meridian Real Estate Services within fifteen (15) days of the later to occur of (i) Tenant's approval of the Shell Plans and Specifications as provided in Section 2.02.A.; or (ii) Landlord's completion of the acquisition of the Land as provided in
Section 20.09. The brokerage fee is in consideration of Tenant leasing the Leased Premises from Landlord for the full term of this Lease.

SECTION 18.12. SEVERABILITY OF INVALID PROVISIONS. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

SECTION 18.13. DEFINITION OF THE RELATIONSHIP BETWEEN THE PARTIES. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Leased Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business in the Leased Premises or otherwise.

SECTION 18.14. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as EXHIBIT D or in such other form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Leased Premises. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

SECTION 18.15.  FORCE MAJEURE.   Notwithstanding any other provision contained
in this Lease or elsewhere, Landlord and Tenant each shall not be chargeable with, liable for, or responsible to the other party for anything or in any amount for any failure to perform or delay caused by fire, earthquake, explosion, flood, hurricane, tornado, the elements, acts of God or the public enemy, action, restrictions, limitations, or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, strikes or lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease provided that either such party shall have used reasonable efforts to minimize the impact of any such event. Notwithstanding the foregoing, the foregoing force majeure events shall not relieve Tenant of its obligation to pay rent or any other sums due pursuant to the terms hereof.

ARTICLE 19 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

SECTION 19.01.  DEFINITIONS.

    a. "Environmental Laws" - All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

    b.   "Hazardous Substances" - Includes:

         (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" in any of the Environmental Laws; and

         (ii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

SECTION 19.02. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant's use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

SECTION 19.03. RESTRICTIONS ON TENANT. Tenant shall not cause or permit to occur:

    a. Any violation of the Environmental Laws related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions.

    b. The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for general office use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

SECTION 19.04.  NOTICES, AFFIDAVITS, ETC.

    a. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or
(ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

    b. Tenant shall execute affidavits, representations and the like from time to time, within five (5) days of Landlord's request therefor, concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

SECTION 19.05.  LANDLORD'S RIGHTS.

    a. Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

    b. If any governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then the reasonable costs thereof, to the extent such costs are the direct result of an act or omission on the part of Tenant, shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

SECTION 19.06. TENANT'S INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord and any affiliated managing agent of Landlord from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 19. The covenants and obligations of Tenant under this
Article 19 shall survive the expiration or earlier termination of this Lease.

SECTION 19.07. LANDLORD'S REPRESENTATION. Landlord represents and warrants that, to the best of Landlord's actual knowledge, without independent investigation, as of the date of execution of this Lease, there are no Hazardous Substances in, on or about the Land in excess of legally allowable limits. Landlord will provide Tenant with a copy of a Phase I Environmental Assessment Report respecting the Land upon Landlord's receipt of said Report.

SECTION 19.08. LANDLORD'S INDEMNIFICATION. In the event that Landlord shall dispose of or incorporate any Hazardous Substances within the Building or Leased Premises in violation of the Environmental Laws, Landlord shall indemnify and hold Tenant harmless from and against any and all costs and expenses of removing such Hazardous Substances from the Building or Leased Premises.

ARTICLE 20 - ADDITIONAL PROVISIONS

SECTION 20.01. FINANCIAL STATEMENTS. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, within fifteen (15) days of Landlord's request therefor, a copy of Tenant's most recent Annual Report. In the event Tenant's corporate status changes at any time during the Lease Term or any extensions thereof, and Tenant is no longer a publicly held company, Tenant shall provide to Landlord, within fifteen (15) days of Landlord's request therefor, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's most recent fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord agrees to maintain all financial statements provided by Tenant hereunder on a confidential basis.

SECTION 20.02. REPRESENTATIONS AND INDEMNIFICATIONS. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon
(i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

SECTION 20.03. TENANT'S REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

SECTION 20.04. SIGNAGE. Provided that Tenant complies with all zoning and other municipal and county regulations, Tenant may, at its own cost and expense, have the right to erect up to three (3) signs ("Signs") identifying its business upon the terms and conditions set forth herein. Tenant may erect two (2) illuminated (backlit) Signs upon the exterior of the Building and one (1) monument Sign, provided, however, that Tenant shall only be entitled to erect two (2) out of the three (3) Signs until such time as Tenant validly exercises Expansion Option I pursuant to Section 20.05 of this Lease. Tenant shall have the exclusive right to erect signage upon the exterior of the Building. If Tenant does not exercise Expansion Option I, Landlord shall have the right to allow other tenants in the Building to have signage included on the monument Sign. The location, style and size of the Signs shall be subject to Landlord's prior written approval. Tenant agrees to maintain such Signs in first-class condition and in compliance with all zoning and building codes throughout the Lease Term. Upon expiration or early termination of the Lease Term, Tenant shall remove the Signs and repair all damage to the Building or Common Areas caused thereby. Landlord does not warrant the availability of such Signs to Tenant. Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Signs or the rights granted Tenant herein.

SECTION 20.05. OPTION TO EXPAND I. Provided that (i) Tenant has not been in default hereunder, after any applicable notice and cure period, at any time during the Lease Term, (ii) the creditworthiness of Tenant has not substantially diminished, and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have the option, during the first eighteen (18) months of the Lease Term, to expand the Leased Premises ("Expansion Option I"), to include the remaining space in the Building as outlined in blue on EXHIBIT A-3 attached hereto (the "Expansion Space I"). In the event Tenant elects to exercise its Expansion Option I, Tenant shall provide Landlord with written notice of its desire to expand within the first eighteen (18) months of the Lease Term. Landlord and Tenant shall then work together in good faith, and in accordance with a reasonable project schedule to be established by Landlord, to prepare mutually agreeable plans and specifications for the tenant finish improvements in Expansion Space I and Landlord shall construct and substantially complete such improvements within a reasonable time. The term for Expansion Space I shall be coterminous with the term for the original Leased Premises and shall commence upon Substantial Completion of the tenant finish improvements in Expansion Space I. Tenant's Minimum Annual Rent per square foot for Expansion Space I shall be Fifteen Dollars and Fifty-seven Cents ($15.57). The tenant finish improvement allowance and architectural and engineering allowance for Expansion Space I shall also be the same per square foot as the allowances provided by Landlord for the original Leased Premises as set forth in Section
2.02 hereof. Landlord and Tenant will execute an amendment to the Lease incorporating Expansion
Space I.

SECTION 20.06.  OPTION TO EXPAND II.

    a. Provided that (i) Tenant has not been in default hereunder, after any applicable notice and cure period, at any time during the Lease Term, (ii) the creditworthiness of Tenant has not substantially diminished, and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to the terms of paragraph c. of this Section and to Landlord's receipt of all necessary governmental approvals, Tenant shall have the exclusive option to expand the Leased Premises for a period of five (5) years from the Commencement Date of this Lease ("Expansion Option II"), in increments of not less than approximately 35,000 rentable square feet and totaling in the aggregate not more than 225,000 square feet (collectively, the "Expansion Space II"), in a building design and location mutually agreed upon between Landlord and Tenant. In the event Tenant elects to exercise its Expansion Option II, Tenant shall provide Landlord with written notice of its desire to expand within five (5) years from the Commencement Date of this Lease. Landlord and Tenant shall then work together in good faith, and in accordance with a reasonable project schedule to be established by Landlord, to prepare mutually agreeable plans and specifications for the completion of any Expansion Space II. Landlord shall use commercially reasonable efforts to substantially complete any Expansion Space
II within twelve (12) months from the completion of mutually agreeable plans and specifications. The term for any Expansion Space II shall be for a minimum of twelve (12) years, and the term for the original Leased Premises shall be extended, if necessary, to be coterminous with the term for any Expansion Space II.

    b. The Minimum Annual Rent for any Expansion Space II shall be equal to the rate calculated based upon the total project cost multiplied by an investment constant. The total project cost shall be defined as all costs necessary to construct a building comparable to the original Building including but not limited to shell costs, land, tenant finish improvements, interest carry, infrastructure, and typical soft costs associated with a similar commercial office project. The investment constant will be equal to the then current twenty-five (25) year Treasury Strip yield plus two percent (2%), assuming a twenty-five (25) year amortization schedule, times a coverage factor of 1.175. This resulting investment constant will be multiplied by the total project cost to determine the annual net rental rate to be paid by Tenant for any Expansion Space II during the twelve (12) year term. Tenant shall also pay all actual Operating Expenses and Real Estate Taxes for any Expansion Space II. Tenant's Minimum Annual Rent for any extended term for the original Leased Premises shall be an amount equal to Fifteen Dollars and Fifty-seven Cents ($15.57) per square foot of the original Leased Premises, plus Tenant's share of the increase in actual Operating Expenses and Real Estate Taxes above Landlord's Share of Operating Expenses for the original Leased Premises. Landlord and Tenant will execute an amendment to the Lease incorporating any Expansion Space II.

    c. Notwithstanding anything to the contrary herein,Landlord may require, at Landlord's option, that Tenant lease Expansion Space I prior to exercising this Expansion Option II. If Landlord exercises its option provided in the preceding sentence and Tenant may still exercise Expansion Option I, then Tenant shall lease Expansion Space I pursuant to the terms and conditions provided in
Section 20.05.  In the event Landlord
exercises its option provided herein and Tenant's Expansion Option I has expired, the terms and conditions for Expansion Space I shall be as provided in the remainder of this Section 20.06c. The term for such Expansion Space I shall be coterminous with the term for the original Leased Premises and shall commence upon Substantial Completion of the tenant finish improvements in Expansion Space I. Landlord and Tenant shall work together in good faith, and in accordance with a reasonable project schedule to be established by Landlord, to prepare mutually agreeable plans and specifications for the tenant finish improvements in Expansion Space I and Landlord shall construct and Substantially Complete such improvements within a reasonable time.
Tenant's Minimum Annual Rent for Expansion Space I shall be equal to the
Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for Expansion Space I, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent for Expansion Space I be less than the highest Minimum Annual Rent payable for the original Leased Premises. Landlord and Tenant will execute an amendment to the Lease incorporating Expansion Space I.

SECTION 20.07.  SATELLITE DISH.

    a. Provided Tenant is not in default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have the right during the Lease Term, at its own cost and expense, to install, operate and maintain on the roof of the Building, a microwave satellite dish ("Dish"), upon the terms and conditions set forth herein. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord.

    b. The size, location, design and manner of installation of the Dish and all related wiring and equipment shall be designated and approved by Landlord, which approval shall not be unreasonably withheld. After obtaining written approval of Landlord, Tenant shall have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof in connection with the installation or maintenance of the Dish.

    c. Tenant represents and warrants that the installation and maintenance of the Dish will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damages to the structure.

    d. Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

    e. Tenant reserves the right to discontinue its use of the Dish at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord. Tenant shall be responsible for all costs of removal and for restoring the Building to its original condition after such removal. Notwithstanding the foregoing, Tenant shall remove the Dish and all related wiring and equipment upon the expiration or early termination of the Lease and shall restore the Building to its original condition after such removal, at Tenant's sole cost and expense. Such removal shall be in accordance with all of the terms and conditions set forth herein. If Tenant elects not to remove the Dish from the Building upon expiration or earlier termination of this Lease, the Dish shall be deemed abandoned by Tenant and shall become the property of Landlord.

    f. Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof, except for that caused by the gross negligence or willful misconduct of Landlord.

    g. If Tenant fails to comply with the terms stated herein, or if removal of the Dish is required by any governmental authority having jurisdiction thereof, Tenant shall remove the Dish and all related wiring and equipment and restore the Building to its original condition in accordance herewith within five (5) days of its receipt of written notice requiring the same.

SECTION 20.08. DISCRETIONARY ALLOWANCE. Landlord shall provide Tenant with an allowance in the amount of Two Hundred Thousand Dollars ($200,000.00) to be used by Tenant for costs associated with its relocation to the Leased Premises. Such allowance shall be paid to Tenant within fifteen (15) days of Landlord's receipt of an executed Estoppel Certificate from Tenant, which Estoppel Certificate shall be provided to Tenant on the Commencement Date.

In addition, Landlord shall provide Tenant with an allowance in the amount of One Hundred Eighty-six Thousand Four Hundred Dollars ($186,400.00), which shall, at Tenant's option, either (i) be paid to Tenant within fifteen (15) days of Landlord's receipt of an executed Estoppel Certificate from Tenant, which Estoppel Certificate shall be provided to Tenant on the Commencement Date, or
(ii) be credited toward costs incurred by Tenant as a part of this Lease transaction.

In the event Tenant exercises its option to expand pursuant to Section 20.05 and/or Section 20.06 hereof, Landlord agrees to pay Tenant an allowance equal to two percent (2%) of the gross value of such expansion, based on the rental rate for such expansion space, the rentable square footage of the expansion space, and the number of months remaining in the original Lease Term as of the effective date of such expansion, to be paid within fifteen (15) days of Landlord's receipt of an executed Estoppel Certificate from Tenant relating to the expansion space, which Estoppel Certificate shall be provided to Tenant on the commencement date of such expansion space.

SECTION 20.09. CONTINGENCY. Landlord and Tenant hereby acknowledge and agree that this Lease shall be and is contingent upon Landlord successfully completing the acquisition of the Land described in EXHIBIT A-1 attached hereto. Landlord shall notify Tenant when this contingency has been satisfied. In the event the acquisition of the Land has not been completed on or before February 24, 1997, either Landlord or Tenant shall have the right to terminate this Lease upon ten
(10) days prior written notice to the other party. Upon such termination, both parties shall be released from further liability hereunder. Landlord hereby agrees that the closing on the acquisition of the Land shall occur within four
(4) business days after final approval of the rezoning of the Land sought by Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                      LANDLORD:

                                      DUKE REALTY LIMITED PARTNERSHIP,
                                      an Indiana limited partnership

                                      By:  Duke Realty Investments, Inc.,
                                            as general partner


                                      By:
                                         -------------------------------
                                         Wayne H. Lingafelter
                                         Vice President
                                         Indiana Office Group



ATTEST:                               TENANT:

---------------------------
                                      SOFTWARE ARTISTRY, INC., an
---------------------------           Indiana corporation


                                      By:
                                         -------------------------------

                                      Printed:
                                              --------------------------

                                      Title:
                                            ----------------------------

STATE OF _______________)
                        ) SS:
COUNTY OF ______________)

    Before me, a Notary Public in and for said County and State, personally appeared ____________________________ and ______________________, by me known and by me known to be the _____________________ and _____________________,
respectively, of Software Artistry, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Office Lease" on behalf of said corporation.

    WITNESS my hand and Notarial Seal this _____ day of _______________, 1996.


                                      ----------------------------------
                                      Notary Public


                                      ----------------------------------
                                      (Printed Signature)

My Commission Expires:
                      ------------

My County of Residence:
                       -----------

                            RULES AND REGULATIONS

    l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.

    2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard drapes without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

    3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to Tenant. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord, at the expense of such Landlord, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

    4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

    5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

    6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

    7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any Tenant on the Leased Premises, except that microwave cooking and the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Leased Premises.

      8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No Tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

    9. No Tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors, windows or down the passageways.



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     10.  No Tenant, subtenant or assignee nor any of its servants, employees agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of the loss of keys so furnished, such Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

     12. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

     13. No Tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

     14. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

     15. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays all persons who do not present a pass to the Building approved by Landlord.
Landlord will furnish passes to persons for whom any Tenant requests the same in writing. Each Tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenants and the protection of the Building and the property in the Building.

     16. Any persons employed by any Tenant to do janitorial work shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such persons.

     17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

     18. The requirements of Tenant will be attended to only upon application to the Landlord.

     19. Canvassing, soliciting and peddling in the Building are prohibited, and each Tenant shall report and otherwise cooperate to prevent the same.

     20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Leased Premises in settings approved by Landlord to absorb or prevent any vibration, noise and annoyance.


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     21.  No air-conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord.

     22. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

     23. All Tenant move-ins are to be scheduled after 5:00 p.m. Monday through Friday or anytime Saturday or Sunday. Please contact the Landlord as soon as a date has been determined in order to ensure there are no other tenants moving simultaneously.






















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